                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 28, 2000

                                PACIFIC CMA, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



               COLORADO                        000-27653                     84-1475073
        ----------------------------  ---------------------------      ---------------------------
        (State or other jurisdiction        (Commission                     (IRS Employer
                of incorporation)            File Number)                  Identification No.)




                  7331 SOUTH MEADOW COURT, BOULDER, COLORADO                 80301
                  ------------------------------------------               ---------
                   (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code  (303) 530-3353
                                                            --------------


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        (a) On August 28, 2000, control of Pacific CMA, Inc., a Colorado corporation (the "Company," "we," or "us"), changed. The transactions that caused the change of control were memorialized in two agreements:

     o  Stock Purchase Agreement (the "Purchase Agreement"); and

     o  Stock Exchange Agreement (the "Exchange Agreement").

        The Purchase Agreement and the Exchange Agreement (collectively, the "Change of Control Agreements") were each executed as of July 25, 2000, and, following the preparation and delivery of various documents prepared in connection with the change of control transactions contemplated by those agreements, were each effective as of August 28, 2000.

        The Purchase Agreement was executed by Lam King Ko, Alfred ("Mr. Lam") and by Dean F. Sessions, Grant W. Peck, Gary S. Joiner, Mark DiSalvo, John Stearns, Richard Stearns, Scott Olson, and Jay Lutsky (collectively, the "Selling Stockholders"). Pursuant to the terms of the Purchase Agreement, Mr. Lam purchased 9,000,000 shares of our common stock (the "Shares") from the Selling Stockholders. The purchase price for the Shares was $45,000, which was paid through the delivery by Mr. Lam of his promissory note, written in favor of the Selling Stockholders' designated agent. The initial principal amount of the promissory note, and the interest accrued thereon, is due and payable in full three business days after NASD Regulation, Inc. ("NasdR"), grants its approval to one of its member firms for the publication of bid and asked quotations on the OTC Bulletin Board for our common stock. Mr. Lam is the indirect beneficial owner of the corporation that sold to us the issued and outstanding stock of our operating subsidiary through the Exchange Agreement. Until the closing of the Change of Control Agreements, Mr. Lam was otherwise unaffiliated with us.

        The Exchange Agreement was executed by an authorized representative of our then-current management and by an authorized representative of Buller Services Corporation, a British Virgin Islands International Business Company ("Buller"). Immediately prior to the effectiveness of the change of control transactions contemplated by the Change of Control Agreements, Buller was the sole shareholder of AGI Logistics (Hong Kong) Limited, a Hong Kong corporation ("AGI"), that became our wholly-owned subsidiary as a result of the change of control transactions. Pursuant to the terms of the Exchange Agreement, we acquired all 15,000,000 issued and outstanding shares of AGI's common stock from Buller and, in exchange, we issued 8,000,000 shares of our common stock to Buller. Mr. Lam is the record and beneficial holder of all of the issued and outstanding shares of capital stock of Buller.

        Immediately prior to the effectiveness of the Change of Control Agreements, our issued and outstanding capitalization consisted of 12,000,000 shares of common stock and no shares of preferred stock. Immediately thereafter, it consisted of 20,000,000 shares of common stock and no shares of preferred stock.

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of August 28, 2000 (immediately following the effectiveness of the Change of Control Agreements), by (a) each beneficial owner of more than five percent of our common stock, (b) each of our directors, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

BENEFICIAL OWNER (1)             SHARES BENEFICIALLY OWNED      PERCENTAGE BENEFICIALLY OWNED
--------------------             -------------------------      -----------------------------
Lam King Ko, Alfred (2)....             17,000,000                           85.0%
Scott Turner (3)...........                 -0-                               -0-
Chan Wai Ying, Louisa (4)..                 -0-                               -0-
All directors and executive
  officers as a group
(8 persons)................             17,000,000                           85.0%

----------

(1) We believe that all persons have full voting and investment power with respect to the shares. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock.

(2) Includes 9,000,000 shares of common stock owned of record by Mr. Lam and 8,000,000 shares owned of record by Buller, of which Mr. Lam is the sole record and beneficial shareholder. Mr. Lam's address is c/o AGI, Flat C & D, 11/F, Garment Centre, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong.

(3) Mr. Turner's address is c/o Airgate International Corporation, 15304 Rockaway Boulevard, Jamaica, New York 11434.

(4) Ms. Chan's address is c/o AGI, Flat C & D, 11/F, Garment Centre, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong.

        In connection with the effectiveness of the transactions contemplated by the Change of Control Agreements, each of our then-current directors and officers resigned their positions after having appointed the designees of Buller and Mr. Lam. For a list of our new directors and officers and their five-year biographies, please see Item 2. Acquisition or Disposition of Assets -- Management.

        Copies of the Purchase Agreement, the four related promissory notes, and the Exchange Agreement are filed as exhibits to our Current Report on Form 8-K and are incorporated in their entirety herein. The foregoing description is modified by such references.

        (b) We have no knowledge of any arrangements the operation of which may at a subsequent date result in a subsequent change in control of us.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        (a) Pursuant to the terms of the Exchange Agreement, we acquired all 15,000,000 of the outstanding and issued shares of common stock of AGI. The transaction contemplated by the Exchange Agreement was negotiated between Mr. Lam, on behalf of Buller, and our directors. In evaluating AGI as a candidate for the proposed acquisition, our directors used various criteria, such as the value of the assets of AGI, its ability to compete in the freight forwarding market, the experience in the industry of its management, its current business operations and anticipated operations, its business name and reputation, and the anticipated growth of its business. In evaluating us, Mr. Lam, on behalf of Buller, placed a primary emphasis on our status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

        Until the effectiveness of the Change of Control Agreements, there was no material relationship between Buller or Mr. Lam and our Company or any of our affiliates, any of our directors or officers, or, to our best knowledge, any associate of any of our directors or officers, with the exception of the relationship generated in connection with the consulting agreement between PCMA, Inc., a Nevada corporation, and AGI, as more particularly described in Item 5. Other Events.

        (b) We expect to continue, and, if appropriate, expand, the existing business operations of AGI as our wholly owned subsidiary. A description of the business of AGI, its property, management, and certain important risk factors are set forth below.

BUSINESS

        AGI was incorporated in Hong Kong with limited liability on August 12, 1998, under the Hong Kong Companies Ordinance.

        AGI is engaged in the business of providing international air freight, sea freight, river freight, rail freight forwarding services, local and inland trucking, and warehousing for the import and export markets in or through Hong Kong and South China to the United States, Europe, and other areas of Asia. AGI offers full logistics services to its customers through its network of offices and warehouses, subcontractors and overseas agents.

        AGI's executive office is in Hong Kong. AGI maintains the following branch offices in the PRC: Futian, Shenzhen; Yantian, Shenzhen; and Guangzhou. There are currently 47 employees in AGI's Hong Kong office; seven employees in the Futian, Shenzhen, office; seven employees in the Yantian, Shenzhen, office; and 18 employees in the Guangzhou office. AGI has also entered into agency agreements with 104 freight-forwarding companies worldwide.

COMPETITION

        There are currently 106 air freight forwarder companies and 519 sea freight forwarding companies operating in Hong Kong that we consider to be competitors to AGI. Management believes that AGI's customer base, sales and marketing force, relationships with major airlines and shipping lines, network of overseas agents, pricing, marketing strategies, and new Internet freight system, will minimize competitive threats to AGI's business. Notwithstanding this belief, however, there is no assurance that AGI will be able to compete successfully with its competitors and to operate its business successfully and profitably.

MARKETING

        AGI has begun marketing its freight forwarding services by sending its employees worldwide to establish relationships with a network of agents and to promote AGI's services in those areas. In addition to the services AGI's agents provide, they are a significant source of business referral.

PROPERTY

        AGI's executive office in Hong Kong is located at Flat C & D, 11/F, Garment Centre, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong, under a three-year lease that commenced in March of 1999. It has a gross floor area of approximately 7,400 square feet.

        AGI's Hong Kong air operations office is located at Unit 508, 5/F, Airport Freight Forwarding Center, 2 Chun Wan Road, Chek Lap Kok, Hong Kong, under a two-year lease that commenced in September of 1999. It has a gross floor area of approximately 2,000 square feet. AGI's Hong Kong air operations warehouse is located at Unite 26, G/F, Airport Freight Forwarding Center, 2 Chun Wan Road, Chek Lap Kok, Hong Kong, under a two-year lease that also commenced in October of 1999. It has a gross floor area of approximately 7,000 square feet with storage capacity of 1,000 CBM.

        AGI's Hong Kong sea operations warehouse is located at Unit 303B, 4/F, H.I.D.C., Kwai Chung Container Port 4, Container Port Road South, Kwai Chung, New Territories, Hong Kong, under a one-year lease that commenced in September of 1999. It has a gross floor area of approximately 38,000 square feet with storage capacity of 2,200 CBM.

        AGI's Futian, Shenzhen, office is located at Room 113B, Block 3, International Trade Center, 1001 Honghua Road, Futian Free Trade Zone, Shenzhen, China, under a one-year lease that commenced in April of 1999. It has a gross floor area of approximately 1,725 square feet. AGI's Futian, Shenzhen, warehouse is located at 11 Honghua Road, Futian free Trade Zone, Shenzhen, China, under a one-year lease that commenced in April of 1999. It has a gross floor area of approximately 161,700 square feet with a storage capacity of 12,000 CBM.

        AGI's Yantian, Shenzhen, office is located at Room 107, Huakung Building, Yantian Port, Sha Tou Jiao, Shenzhen, China, under a one-year lease that commenced in February of 2000. It has a gross floor area of approximately 500 square feet. AGI's Yantian, Shenzhen warehouse is located at Customs Bonded Warehouse, Yantian Port, Sha Tou Jiao, Shenzhen, China, under a one-year lease that also commenced in February of 2000. It has a gross floor area of approximately 26,000 square feet with a storage capacity of 7,000 CBM.

        AGI's Guangzhou office is located at Room 1801, Block A, Fuqian Building, 618-620 Jie Fang Road North, Guangzhou 510030, China, under a two-year lease that commenced in December of 1998. It has a gross floor area of approximately 800 square feet. AGI's Guangzhou air operations office is located at Room 320, Cargo Building, Baiyun Airport, Guangzhou 510405, China, under a one-year lease that commenced began in April of 2000. It has a gross floor area of approximately 200 square feet. AGI's Guangzhou warehouse is located at G/F, Cargo Building, Baiyun Airport, Guangzhou 510405, China, under a one-year lease that commenced began in December of 1998. It has a gross floor area of approximately 2,000 square feet with a storage capacity of 500 CBM.

LITIGATION

        AGI is not engaged in or threatened with or aware of any situation that could subject it to litigation or other legal proceeding.

MANAGEMENT

        Following the effectiveness of the transactions contemplated by the Change of Control Agreements, our directors and executive officers are:

                   NAME                 AGE                   TITLE
        ----------------------         -----   -----------------------------------------
        Lam King Ko, Alfred             47     Chairman of Board of Directors; President
        Scott Turner                    46     Vice Chairman of Board of Directors
        Chan Wai Ying, Louisa           42     Director
        Dorothy Wong                    27     Treasurer; Chief Accountant
        Rango Lam                       28     Secretary
        Dickwa Dai                      35     Deputy Airfreight Director
        John Lam                        37     Deputy Seafreight Director
        Kaze Chan                       35     Deputy Sales Director

        LAM KING KO, ALFRED, is now our president and chairman of our board of directors. He is the founder of AGI and has served as its managing director since its inception in 1998. From 1978 to 1996, Mr. Lam was the chairman of a publicly listed Hong Kong freight forwarding company, AWT World Transport Holdings Limited ("AWT"). Mr. Lam holds a bachelors degree in business administration from the Chinese University of Hong Kong.

        SCOTT TURNER is now the vice chairman of our board of directors and a consultant to us. He is the co-founder of Airgate International Corporation, a New York-based freight forwarding company, with which he has been affiliated since 1994. Mr. Turner holds a bachelors degree in Business from Hofstra University.

        CHAN WAI YING, LOUISA, is now a member of our board of directors.
She is the wife of Mr. Lam. From 1994 to 1996, Ms. Chan was the executive director of AWT and has been involved in the air and sea freight forwarding business for more than 20 years. She holds a Diploma of Accounting in Australia.

        DOROTHY WONG is now our treasurer and chief accountant. Prior to her employment by AGI, she was employed by AWT as assistant accountant from 1994 to 1998.

        RANGO LAM is now our Secretary. Prior to her employment by AGI, she was employed by World Connect Limited as executive secretary from 1996 to 1999 and AWT as senior secretary from 1994 to 1996.

        DICKWA DAI is now our deputy airfreight director. Prior to his employment by AGI, he was employed by P A.C. Pactrans Air Cargo (H.K.) Ltd. as operations director from 1991 to 1999. Mr. Dai is responsible for AGI's airfreight activities in Hong Kong, China, the United States, and Europe, as well as for our overall strategic planning and operations.

        JOHN LAM is now our deputy seafreight director. Prior to his employment by AGI, he was employed by Wellcorp Container Lines Limted as Director from 1989 to 1998 and Speedy Neptune (H.K.) Ltd. as general manager from 1998 to 1999.
Mr. Lam is responsible for AGI's seafreight activities in Hong Kong, China, the United States, and Europe, as well as for our overall strategic planning and operations.

        KAZE CHAN is now our deputy sales director, a position that he has held at AGI since he co-founded AGI with Mr. Lam in 1998. Mr. Chan is responsible for AGI's sales and marketing activities in Hong Kong, China, the United States, and Europe, as well as for our overall strategic planning and operations. During the five years prior to his employment by AGI, he was employed by Northwest Airlines as a senior manager in their cargo operations and as a senior manager by AWT. Mr. Chan received his M.A. in Urban Studies from Michigan State University.

CERTAIN RISK FACTORS

        AGI IS OUR SOLE OPERATING ASSET; IT COMMENCED OPERATIONS IN 1998 AND HAS A LIMITED OPERATING HISTORY. Its operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. We cannot provide any assurances that future operations will be profitable or that we will be able to obtain any financing that we may require.

        COMPETITION IN THE FREIGHT FORWARDING INDUSTRY IS INTENSE. There are numerous well-established competitors possessing substantially greater financial, marketing, personnel, and other resources than AGI. We cannot provide any assurances that our freight forwarding operations will be profitable in the long-term.

        VARIOUS INTERNATIONAL TRADE ISSUES MAY ADVERSELY AFFECT OUR HONG KONG BASE OF OPERATIONS. Historically, trade between China and the United States, and various other countries, has been facilitated through the Hong Kong, as an intermediary. If China becomes a member of the World Trade Organization, it would receive Most Favored Nation ("MFN") status on a permanent basis with the United States; whereas, its MFN status is currently subject to annual renewal. If China obtains permanent MFN status, trade between China and the United States, as well as various other countries with intense trade connections with the United States, could increase, without using Hong Kong as an intermediary. Such a development could adversely affect AGI's freight forwarding business in Hong Kong. Management intends to increase marketing activities outside of the United States, in particular, in Asia, and to appoint more overseas agents in these areas. In addition, management intends to establish additional branch offices in certain major cities in China and Southeast Asia. Notwithstanding such changes, AGI's Hong Kong-generated business is subject to adverse change if and when China's trade relations with the United States change.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTOR SHARE VALUE. We are authorized to issue 100,000,000 shares of common stock. As we grant options to attract and retain directors, employees, and consultants, as we engage in additional acquisitions of complementary businesses through securities transactions, and as we issue and sell our securities in various capital transactions, our current stockholders may suffer substantial dilution in the percentage of our common stock then held by them. Moreover, we may value, on an arbitrary basis, any securities so issued. The issuance of our securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our then-existing stockholders, and might have an adverse effect on any trading market for our common stock that may develop.

        PENNY STOCK REGULATIONS MAY AFFECT OUR TRADING MARKET AND THE LIQUIDITY OF OUR COMMON STOCK. Upon commencement of trading in our common stock, if such occurs (of which we cannot provide any assurance), our common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than their established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered under the penny stock rules, a broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities. The penny stock restrictions will not apply to our securities if they maintain a market price of $5.00 or greater. We cannot provide any such assurances.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Not applicable.

ITEM 5. OTHER EVENTS.

        Pursuant to the terms of a Consulting Agreement ("Consulting Agreement") between AGI and PCMA, Inc., a Nevada corporation ("PCMA"), entered into as of June 1, 2000, AGI, on its own behalf and on behalf of Buller and such other persons as AGI, from time to time, determined, engaged PCMA (i) to identify a company whose common stock was registered under the 1934 Act; (ii) to assist AGI with certain filings required by the Securities and Exchange Commission following the effectiveness of a business combination transaction with such a company; and (iii) to assist a broker-dealer with certain of the filings required by NasdR to obtain permission for such broker-dealer to place priced bid and asked quotations on the OTC Bulletin Board for our common stock. The engagement fee paid to PCMA was $200,000 -- payable in cash as to $25,000 and by promissory note as to $175,000. The initial principal amount of the promissory note, and the interest accrued thereon, is payable in full three business days after

NasdR grants its approval to one of its member firms for the publication of bid and asked quotations on the OTC Bulletin Board for our common stock.

        Copies of the Consulting Agreement and the related promissory note are filed as exhibits to our Current Report on Form 8-K and are incorporated in their entirety herein. The foregoing description is modified by such references.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial statements of businesses acquired.

        The following audited financial statements of AGI are attached:

        o       Audit Report of Moores Rowland;

        o Statements of Operations for the period from inception until December 31, 1998, and the year ended December 31, 1999 (in HK$) and for the year ended December 31, 1999 (in US$);

        o Balance Sheets as of December 31, 1998, and December 31, 1999 (in HK$) and December 31, 1999 (in US$);

        o Statements of Stockholders' Equity as of December 31, 1998, and December 31, 1999 (in HK$) and December 31, 1999 (in US$);

        o Statements of Cash Flows for the period from inception until December 31, 1998, and the year ended December 31, 1999 (in HK$) and for the year ended December 31, 1999 (in US$);

        o       Notes to the Financial Statements.

        The following unaudited consolidated financial statements of AGI are attached:

        o       Unaudited Consolidated Balance Sheet as of June 30, 2000
                (in US$);

        o Unaudited Consolidated Statement of Operations for the six months ended June 30, 2000 (in US$);

        o       Notes to the Financial Statements.

        (b)     Pro forma financial information.

        The following pro forma financial information is attached:

        o       Pro Forma Consolidated Statements (unaudited);

        o       Unaudited Pro Forma Consolidated, Balance Sheet as of
                June 30, 2000;

        o Unaudited Pro Forma Consolidated, Statement Of Operations for the year ended December 31, 1999;

        o Unaudited Pro Forma Consolidated, Statement Of Operations for the six-month period ended June 30, 2000; and

        o       Notes to the Unaudited Pro Forma Consolidated Financial
                Statements.

        (c)     Exhibits.

2.1 Stock Purchase Agreement, dated as of July 25, 2000, among Lam King Ko, Alfred and Dean F. Sessions, Grant W. Peck, Gary S. Joiner, Mark DiSalvo, John Stearns, Richard Stearns, Scott Olson, Jay Lutsky, and Frank Jackson.

2.2 Promissory Note of Lam King Ko, Alfred, dated as of July 25, 2000, in favor of the Selling Stockholders' designated agent, in the principal sum of $45,000.00.

2.3 Stock Exchange Agreement, dated as of July 25, 2000, between Pacific CMA, Inc. and Buller Services Corporation.

2.4 Consulting Agreement, dated as of June 1, 2000, between AGI Logistics (Hong Kong) Limited and PCMA, Inc.

2.5 Promissory Note of AGI Logistics (Hong Kong) Limited, dated as of June 1, 2000, in favor of PCMA, Inc., in the principal sum of $175,000.00.

ITEM 8. CHANGE IN FISCAL YEAR.

        Not applicable.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFIC CMA, INC.



                                         By: /S/ LAM KING KO, ALFRED
                                             -----------------------------
                                             Lam King Ko, Alfred
                                             Chairman of the Board and President

Date:   August 29, 2000

                                  [LETTERHEAD]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of AGI LOGISTICS (HONG KONG) LIMITED


We have audited the accompanying balance sheets of AGI Logistics (Hong Kong) Limited (a Hong Kong corporation) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the period from August 12 (inception) to December 31, 1998 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the period from August 12 (inception) to December 31, 1998 and the year ended December 31, 1999 in conformity with generally accepted accounting principles.



/S/ MOORES ROWLAND
-------------------------
MOORES ROWLAND
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong

Date: 26 May 2000

AGI LOGISTICS (HONG KONG) LIMITED

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                         FOR THE PERIOD ENDED                   FOR THE YEAR ENDED
                                             DECEMBER 31,                          DECEMBER 31,
                                       ------------------------ -------------------------------------------------
                                                          1998                     1999                     1999

                                                           HK$                      HK$                      US$
FREIGHT FORWARDING INCOME                           33,473,396               71,097,800                9,133,839

COST OF FORWARDING                                 (28,777,774)             (59,793,935)              (7,681,646)
                                       ------------------------ ------------------------  -----------------------
GROSS PROFIT                                         4,695,622               11,303,865                1,452,193
                                       ------------------------ ------------------------  -----------------------
OPERATING EXPENSES
Selling and administrative expenses                 (1,498,791)              (7,366,361)                (946,347)
Depreciation                                           (30,000)                (365,916)                 (47,009)
                                       ------------------------ ------------------------  -----------------------
Total operating expenses                            (1,528,791)              (7,732,277)                (993,356)
                                       ------------------------ ------------------------  -----------------------
INCOME FROM OPERATIONS                               3,166,831                3,571,588                  458,837
                                       ------------------------ ------------------------  -----------------------
NON-OPERATING INCOME (EXPENSES)
Interest and other income                                9,821                   36,451                    4,682
Interest expenses                                           --                   (5,871)                    (754)
                                       ------------------------ ------------------------  -----------------------
Net non-operating income                                 9,821                   30,580                    3,928
                                       ------------------------ ------------------------  -----------------------
INCOME BEFORE INCOME TAXES                           3,176,652                3,602,168                  462,765
Provision for income taxes (note 5)                   (506,781)                (572,291)                 (73,521)
                                       ------------------------ ------------------------  -----------------------
NET INCOME                                           2,669,871                3,029,877                  389,244
                                       ======================== ========================  =======================

The financial statements should be read in conjunction with the accompanying notes.

AGI LOGISTICS (HONG KONG) LIMITED

BALANCE SHEET
As of December 31, 1998 and 1999
--------------------------------------------------------------------------------


                                                                        1998              1999               1999
                                                                         HK$               HK$                US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                          3,240,300           550,876             70,770
Trade receivables                                                 13,050,262        14,069,781          1,807,526
Deposits, prepayment and other debtor                                276,410         1,571,605            201,902
Due from a director (note 8)                                              --           405,831             52,137
Due from other related parties (note 8)                              171,960         3,005,567            386,121
                                                           ------------------ ----------------- ------------------
TOTAL CURRENT ASSETS                                              16,738,932        19,603,660          2,518,456
Property, plant and equipment, net (note 4)                          157,391         1,323,480            170,026
                                                           ------------------ ----------------- ------------------
TOTAL ASSETS                                                      16,896,323        20,927,140          2,688,482
                                                           ================== ================= ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables                                                     9,036,241         8,113,255          1,042,299
Accrued charges and other creditors                                   80,000           897,685            115,324
Due to a director (note 8)                                         4,603,370                --                 --
Obligations under hire purchase contract
     -current portion (note 6)                                            --            38,339              4,925
Income tax payable                                                   489,460         1,027,517            132,004
                                                           ------------------ ----------------- ------------------
TOTAL CURRENT LIABILITIES                                         14,209,071        10,076,796          1,294,552

Obligations under hire purchase contract-non-current
     portion (note 6)                                                     --            99,041             12,724
Deferred taxes                                                        17,321            51,555              6,623
                                                           ------------------ ----------------- ------------------
TOTAL LIABILITIES                                                 14,226,392        10,227,392          1,313,899
                                                           ------------------ ----------------- ------------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY
Ordinary stock of HK$1 each, issued and outstanding,
     1998: 60 shares and 1999: 5,000,000 shares of stock                  60         5,000,000            642,344
Retained earnings                                                  2,669,871         5,699,748            732,239
                                                           ------------------ ----------------- ------------------
TOTAL STOCKHOLDERS' EQUITY                                         2,669,931        10,699,748          1,374,583
                                                           ------------------ ----------------- ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        16,896,323        20,927,140          2,688,482
                                                           ================== ================= ==================

APPROVED BY THE BOARD OF DIRECTORS ON 26 MAY 2000

/S/ LAM KING KO, ALFRED                                /S/ CHAN WAI YING, LOUISA
-----------------------                                ------------------------
DIRECTOR                                               DIRECTOR

The financial statements should be read in conjunction with the accompanying notes.

AGI LOGISTICS (HONG KONG) LIMITED

STATEMENTS OF STOCKHOLDERS' EQUITY
For the period ended December 31, 1998 and the year ended December 31, 1999
-------------------------------------------------------------------------------


                                      ORDINARY STOCK                RETAINED EARNINGS              TOTAL
                            ------------------------------------ ------------------------ -------------------------
                              NUMBER        HK$         US$         HK$          US$          HK$          US$
Balance as of August 12,
   1998 (inception)                  2            2           1          --           --            2            1
Issue of ordinary shares
   of HK$1 each                     58           58           7          --           --           58            7
Net income                          --           --          --   2,669,871      342,995    2,669,871      342,995
                            -----------  ----------- ----------- ----------- ------------ ------------  -----------
Balance as of December
   31, 1998                         60           60           8   2,669,871      342,995    2,669,931      343,003
Issue of ordinary shares
   of HK$1 each              4,999,940    4,999,940     642,336          --           --    4,999,940      642,336
Net income                          --           --          --   3,029,877      389,244    3,029,877      389,244
                            -----------  ----------- ----------- ----------- ------------ ------------  -----------
BALANCE AS OF
   DECEMBER 31, 1999         5,000,000    5,000,000     642,344   5,699,748      732,239   10,699,748    1,374,583
                            ===========  =========== =========== =========== ============ ============  ===========

The financial statements should be read in conjunction with the accompanying notes.

AGI LOGISTICS (HONG KONG) LIMITED

STATEMENTS OF CASH FLOWS

                                                                     FOR THE
                                                                PERIOD ENDED           FOR THE YEAR ENDED
                                                                DECEMBER 31,               DECEMBER 31,
                                                             ---------------- -----------------------------------
                                                                         1998              1999              1999
                                                                          HK$               HK$               US$
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       2,669,871         3,029,877           389,244
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   PROVIDED (USED) BY OPERATING ACTIVITIES
   Depreciation                                                        30,000           365,916            47,009
   Loss on disposal of property, plant and equipment                       --            14,625             1,879

CHANGES IN WORKING CAPITAL:
   Trade receivables                                              (13,050,262)       (1,019,519)         (130,976)
   Deposits, prepayment and other debtor                             (276,410)       (1,295,195)         (166,392)
   Due from other related parties                                    (171,960)       (2,833,607)         (364,030)
   Trade payables                                                   9,036,241          (922,986)         (118,575)
   Accrued charges and other creditors                                 80,000           817,685           105,047
   Income tax payable                                                 489,460           538,057            69,123
   Deferred taxes                                                      17,321            34,234             4,398
                                                             ----------------- ----------------- -----------------
NET CASH USED IN OPERATING ACTIVITIES                              (1,175,739)       (1,270,913)         (163,273)
                                                             ----------------- ----------------- -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property, plant and equipment                      (187,391)       (1,402,276)         (180,149)
   Sales proceeds from disposal of property, plant and
     equipment                                                             --             9,000             1,156
                                                             ----------------- ----------------- -----------------
NET CASH USED IN INVESTING ACTIVITIES                                (187,391)       (1,393,276)         (178,993)
                                                             ----------------- ----------------- -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital element of hire purchase payments                               --           (15,974)           (2,052)
   Advances from/to a director                                      4,603,370        (5,009,201)         (643,525)
   Issue of shares                                                         60         4,999,940           642,336
                                                             ----------------- ----------------- -----------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                    4,603,430           (25,235)           (3,241)
                                                             ----------------- ----------------- -----------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                3,240,300        (2,689,424)         (345,507)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD/YEAR                      --         3,240,300           416,277
                                                             ----------------- ----------------- -----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD/YEAR                     3,240,300           550,876            70,770
                                                             ================= ================= =================

The financial statements should be read in conjunction with the accompanying notes.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS


1.   ORGANISATION AND PRINCIPAL ACTIVITIES

     AGI Logistics (Hong Kong) Limited ("the Company") was incorporated in Hong Kong with limited liability on August 12, 1998 under the Hong Kong Companies Ordinance. The Company was incorporated with authorized share capital of 10,000 ordinary shares of HK$1 each. On incorporation, 2 ordinary shares of HK$1 each were issued at par for cash consideration to provide initial working capital of the Company.

     At an extraordinary general meeting held on November 12, 1998, the issued share capital of the Company was increased to HK$60 by allotting 58 ordinary shares of HK$1 each, for cash at par, to provide for additional working capital. These shares rank pari passu with the existing shares in all respects.

     At an extraordinary general meeting held on July 14, 1999, the authorised share capital of the Company was increased to HK$5,000,000 by the creation of an additional 4,990,000 ordinary shares of HK$1 each. On the same date, the issued share capital of the Company was increased to HK$5,000,000 by allotting 4,999,940 ordinary shares of HK$1 each, for cash at par, to provide for additional working capital. These shares rank pari passu with the existing shares in all respects.

     At an extraordinary general meeting held on January 21, 2000, the authorised share capital of the Company was increased to HK$15,000,000 by the creation of an additional 10,000,000 ordinary shares of HK$1 each. On the same date, the issued share capital of the Company was increased to HK $15,000,000 by allotting 10,000,000 ordinary shares of HK$1 each, for cash at par, to provide for additional working capital. These shares rank pari passu with the existing shares in all respects.

     The principal activities of the Company are freight forwarding.

     The ultimate holding company at the balance sheet date is Buller Services Corporation, a company incorporated in British Virgin Islands.

2.   BASIS OF PRESENTATION

     The financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America. This basis of accounting differs from that used in the statutory financial statements of a company incorporated in Hong Kong, which were prepared in accordance with generally accepted accounting principles in Hong Kong.

     The financial statements are presented in Hong Kong dollars which is the Company's functional currency because the Company's operations are primarily located in Hong Kong. For illustrative purposes, the exchange rate adopted for the presentations of financial information as of and for the period ended December 31, 1998 and 1999 has been made at HK$7.784 to US$1.00. No representation is made that the HK$ amount could have been, or could be, converted into United States Dollars at that rate on December 31, 1998 and 1999 or at any other rate.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  STATEMENT OF CASH FLOWS
          For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity within three months to be cash equivalents.

     (b)  PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION
          Property, plant and equipment is stated at cost less accumulated depreciation.

          The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance and overhaul costs, is normally recognized as expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

          When assets are sold or retired, their cost and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

          Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method at the following rate per annum:

               Furniture and fixtures            3 years
               Office equipment                  3 years
               Motor vehicles                    3 years

          The Company recognizes an impairment loss on property, plant and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

     (c)  REVENUE RECOGNITION
          Revenue represents income arising from freight forwarding services which is recognized when the relevant services are provided by reference to the date of shipment.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (d)  LEASED ASSETS
          A hire purchase contract is a contract for hire of an asset which contains provisions giving the hirer an option to acquire legal title to the asset upon the fulfilment of certain conditions stated in the contract. Property, plant and equipment held under hire purchase contracts are capitalized at their fair value at the date of acquisition. The corresponding liabilities to the hirer, net of interest charges, is included in the balance sheet as a hire purchase obligation and categorized under current or non-current liabilities.

          Depreciation is provided on the cost of the assets on a straight-line basis over their estimated useful lives as set out in note 3(b) above. Finance charges implicit in the purchase payments are charged to the statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

     (e)  OPERATING LEASES
          Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are recognized as an expense on the straight-line basis over the lease terms.

     (f)  INCOME TAXES

          Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in Hong Kong.

          The Company did not carry on any business and did not maintain any branch office in the United States of America. No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been provided.

          The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

     (g)  FOREIGN CURRENCY TRANSLATION
          The Company maintains its accounting books and records in Hong Kong Dollars ("HK$") and transactions involving foreign currencies are translated at the approximate rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the year end are retranslated at the approximate rates of exchange ruling at that date. Translation differences are included in the statement of operations.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (h)  USES OF ESTIMATES
          The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual amounts could differ from those estimates.

     (i)  RELATED PARTY
          Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

     (j)  FAIR VALUE OF FINANCIAL INSTRUMENTS
          The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which include cash trade receivables, trade payables and advances due from / to a director and related parties approximate their carrying value in the financial statements.

     (k)  ACCOUNTING PRONOUNCEMENTS
          COMPREHENSIVE INCOME
          As of January 1, 1999, the Company adopted issued Statement of Financial Accounting Standards ("SFAS") No. 130 ("Reporting Comprehensive Income"). The adoption of this statement had no impact on the Company's net income or stockholders' equity. SFAS NO. 130 establishes new rules for the reporting and display of comprehensive income and its components. Comprehensive income is comprised of net income and all changes to stockholders' equity, except those due to investments by owners (changes in paid-in capital) and distributions to owners (dividends).

          SFAS No. 130 requires foreign currency translation adjustments which, prior to adoption, were reported separately in stockholders' equity, to be included in other comprehensive income.

          SEGMENT INFORMATION
          On January 1, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", and establishes standards for the way that public enterprises report information about operating segments in financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     (k)  ACCOUNTING PRONOUNCEMENTS (CONTINUED)
          COSTS OF START-UP ACTIVITIES
          As of January 1, 1999, the Company adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities", which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires previously capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The adoption of this new standard did not have a significant effect on the Company's financial position or results of operations.

          COSTS OF COMPUTER SOFTWARE
          As of January 1, 1999, the Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The impact of this new standard did not have a significant effect on the Company's financial position or results of operations.

          NEW ACCOUNTING STANDARDS NOT YET ADOPTED
          In February 1998, SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" amended the disclosure requirements for pensions and other postretirement benefits. The Company does not expect the adoption to have significant change on the Company's financial statement disclosures.

          In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" which delayed the effective date of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" for one year. SFAS No. 133 provides guidance for the recognition and measurement of derivatives and hedging activities. It requires an entity to record, at fair value, all derivatives as either assets or liabilities in the balance sheet, and it establishes specific accounting rules for certain types of hedges. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and will be adopted by the Company when required, if not earlier. The adoption of this new standard did not have a significant impact on the Company's financial position or results of operations.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS


4.   PROPERTY, PLANT AND EQUIPMENT

                                               AS OF
                                        DECEMBER 31,        AS OF DECEMBER 31,
                                      ---------------  -------------------------
                                              1998          1999           1999

                                               HK$           HK$            US$

     Office equipment                      152,836          291,319      37,425
     Furniture and fixture                   6,555          903,890     116,122
     Motor vehicles                         28,000          516,312      66,330
     Less: Accumulated depreciation        (30,000)        (388,041)    (49,851)
                                      ---------------  ------------  -----------

     Net book value                        157,391        1,323,480     170,026
                                      ===============  ============  ===========


     As of December 31, 1999, the cost and accumulated depreciation of property, plant and equipment held under a hire purchase contract amounted to approximately HK$153,354 (US$19,701) and HK$25,559 (US$3,284) respectively. No property, plant and equipment was held under a hire purchase contract as of December 31, 1998.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS


5.   INCOME TAXES

     Income tax expense is comprised of the followings:

                                             FOR THE
                                        PERIOD ENDED       FOR THE YEAR ENDED
                                        DECEMBER 31,          DECEMBER 31,
                                      ---------------  -------------------------
                                              1998             1999        1999

                                               HK$              HK$         US$

     Current taxes                         489,460          538,057      69,123
     Deferred taxes                         17,321           34,234       4,398
                                      ---------------  ------------  -----------
     Income tax expense                    506,781          572,291      73,521
                                      ===============  ============  ===========


     The Company is subject to income taxes on income arising in or derived from the tax jurisdiction in which it is domiciled and operates and accordingly, it is subject to Hong Kong profits tax at a current rate of 16%.

     A reconciliation of the income tax provision to income taxes computed using the Hong Kong statutory income tax rate is summarized below:


                                                            FOR THE
                                                       PERIOD ENDED       FOR THE YEAR ENDED
                                                       DECEMBER 31,          DECEMBER 31,
                                                     ---------------  -------------------------
                                                              1998           1999         1999

                                                               HK$            HK$          US$
     Income before income taxes                          3,176,652      3,602,168      462,765
     Hong Kong statutory tax rate                              16%            16%          16%
                                                     ---------------  ------------  -----------
     Tax at Hong Kong statutory rate                       508,264        576,347       74,043


     Permanent differences on tax computation
       -non-deductible expenses                                 --            922          118
       -non-taxable income                                  (1,483)        (4,978)        (640)
                                                     ---------------  ------------  -----------
     Income tax provision                                  506,781        572,291       73,521
                                                     ===============  ============  ===========

     The Company's deferred income taxes at December 31, 1998 and 1999 comprise mainly the tax effect on temporary differences in respect of the excess of tax allowances over depreciation provided on the Company's property, plant and equipment.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS


6.   OBLIGATIONS UNDER HIRE PURCHASE CONTRACT

     The Company hires motor vehicles under a hire purchase contract. The scheduled future minimum lease payments are as follows:

                                                                                 AS OF DECEMBER 31,
                                                                    ----------------------------------------------
                                                                                      1999                   1999
                                                                                       HK$                    US$
Payable during the following period:
   Within one year                                                                  52,428                  6,735
   Over one year but not exceeding two years                                        52,428                  6,735
   Over two years but not exceeding three years                                     52,428                  6,735
   Over three years but not exceeding four years                                    30,583                  3,929
                                                                    -----------------------  ---------------------
Total minimum lease payments                                                       187,867                 24,134
Less: amount representing interest                                                  50,487                  6,485
                                                                    -----------------------  ---------------------
Present value of net minimum lease payments                                        137,380                 17,649
                                                                    =======================  =====================


7.   COMMITMENTS AND CONTINGENCIES

     COMMITMENTS UNDER OPERATING LEASES:

     As of December 31, 1999, the Company has the following non-cancellable operating lease commitments for the years ending December 31:

                                                   HK$            US$
     2000                                    1,462,464        187,881
     2001                                      715,182         91,878
     2002                                       16,800          2,158
     2003                                       16,800          2,158
     2004                                        1,400            180
                                         --------------  -------------
     Total operating lease commitments       2,212,646        284,255
                                         ==============  =============

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

8.   RELATED PARTY TRANSACTIONS

     During the period, the Company had the following transactions with related parties:

                                                                 FOR THE
                                                            PERIOD ENDED            FOR THE YEAR ENDED
                                                            DECEMBER 31,               DECEMBER 31,
                                                      ------------------- ----------------------------------------
                                                                    1998                1999                 1999
                                                                     HK$                 HK$                  US$
     Payment of freight cost to companies
          controlled by directors of the Company                (338,237)           (205,465)             (26,396)
     Received freight income from companies
          controlled by directors of the Company                      --              67,557                8,679
                                                      =================== =================== ====================

     (a) As of December 31, 1998 and 1999, the Company's directors have beneficial interests in the Company and all the aforementioned related parties.

     (b) Certain general and administrative expenses incurred by the Company during the period on behalf of the related parties were reimbursed by the respective related parties at cost.

     (c) The Company received/made certain advances from/to a director and related parties. The balances due from/to the Company as of December 31, 1998 and 1999 were unsecured, interest-free and have been fully repaid subsequently.

9.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION


                                                                 FOR THE
                                                            PERIOD ENDED            FOR THE YEAR ENDED
                                                            DECEMBER 31,               DECEMBER 31,
                                                      -----------------   ----------------------------------------
                                                                    1998              1999                   1999
                                                                     HK$               HK$                    US$
     Cash paid for:
          Interest expenses                                           --             5,871                    754
                                                      ==================  ================  ======================

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

10.  OTHER SUPPLEMENTAL INFORMATION

     The following items are included in the statements of operations.

                                                               FOR THE
                                                          PERIOD ENDED          FOR THE YEAR ENDED
                                                          DECEMBER 31,             DECEMBER 31,
                                                      ----------------- ------------------------------------
                                                                  1998              1999               1999
                                                                   HK$               HK$                US$
     Rental expenses under operating leases                     36,040           698,958             89,794
     Hire of other assets under operating leases                    --            15,490              1,990
                                                      ================= ================= ==================

11.  SUBSEQUENT EVENTS

     (i) Subsequent to the balance sheet date, the Company has acquired a 100% equity interest in a related company from the Company's directors for a total consideration of approximately HK$5.1 million (US$0.7 million). The Company has also acquired a 100% equity interest in another company for a consideration of HK$100,000 (US$12,847).

     (ii) Details of movements in the ordinary stock of the Company subsequent to the balance sheet date are set out in note 1 to the financial statements.

AGI LOGISTICS (HONG KONG) LIMITED

NOTES TO THE FINANCIAL STATEMENTS


12.  SEGMENTS OF THE BUSINESS

     The Company operates mainly in two business segments, being the provision of air freight forwarding and sea freight forwarding services. There is no customer which contributed more than 10% of the total income for each segment.

     The following table summarized the Company's operations during the period analyzed into air and sea freight forwarding services:

                                                 FOR THE PERIOD ENDED              FOR THE YEAR ENDED
                                                       DECEMBER 31,                   DECEMBER 31,
                                                --------------------- --------------------------------------------
                                                                1998                  1999                   1999
                                                                 HK$                   HK$                    US$
     FREIGHT FORWARDING INCOME
        Air forwarding                                   31,845,759            58,254,224              7,483,842
        Sea forwarding                                    1,627,637            12,843,576              1,649,997
                                                --------------------- --------------------- ----------------------
     TOTAL                                               33,473,396            71,097,800              9,133,839
                                                ===================== ===================== ======================
     GROSS PROFIT
        Air forwarding                                    4,811,191             7,606,351                977,178
        Sea forwarding                                     (115,569)            3,697,514                475,015
                                                --------------------- --------------------- ----------------------
TOTAL                                                     4,695,622            11,303,865              1,452,193
                                                ===================== ===================== ======================


     The table below summarized the Company's income during the period/year ended December 31, 1998 and 1999 and total assets as of that dates analyzed into geographical locations:

                                                   FOR THE PERIOD ENDED              FOR THE YEAR ENDED
                                                        DECEMBER 31,                    DECEMBER 31,
                                                   --------------------- --------------------------------------------
                                                                    1998                  1999                   1999
                                                                     HK$                   HK$                    US$
     FREIGHT FORWARDING INCOME
        North America                                         15,384,879            34,584,355              4,443,006
        Europe                                                    13,502             1,250,329                160,628
        Asia                                                  18,075,015            35,263,116              4,530,205
                                                   --------------------- --------------------- ----------------------
     TOTAL                                                    33,473,396            71,097,800              9,133,839

                                                     AS OF DECEMBER 31,              AS OF DECEMBER 31,
                                                   --------------------- --------------------------------------------
                                                                    1998                  1999                   1999
                                                                     HK$                   HK$                    US$
     TOTAL ASSETS
        North America                                          6,873,105            10,909,433              1,401,520
        Europe                                                    13,760                13,706                  1,761
        Asia                                                  10,009,458            10,004,001              1,285,201
                                                   --------------------- --------------------- ----------------------
     TOTAL                                                    16,896,323            20,927,140              2,688,482
                                                   ===================== ===================== ======================

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (FOR MANAGEMENT PURPOSE ONLY)
AS AT 30th JUNE 2000
(EXPRESSED IN US DOLLARS)

                                                                 At
                                                            30 June 2000
                                                            ------------

                                                               US$
                                                              Amount
                                                              ------

Current Assets
Cash and Cash Equivalents                                     1,772,042
Trade Receivables                                             2,552,546
Deposits, Prepayment and Other Debtor                           106,576
Due From A Director (Note 8)                                    167,639
Bills Receivable (Note 7)                                       185,863
                                                            -----------
Total Current Assets                                          4,784,666

Goodwill (Note 5)                                                42,073

Property, Plant and Equipment (Note 6)                          194,874
                                                            -----------
                                                              5,021,613
                                                            -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Trade Payables                                                 1,415,819
Accrued Charges and Other Creditors                               19,996
Obligations Under Hire Purchase Contracts                         49,307
Income Tax Payable                                               247,660
                                                             -----------
Total Current Liabilities                                      1,732,782
                                                             -----------

Stockholders' Equity
Ordinary Stock of HK$1 each 15,000,000
  (equal to US$0.128 each)
  issued and fully paid                                        1,927,030
Retained Earnings (Note 3)                                     1,361,801
                                                             -----------
Total Shareholders' Equity                                     3,288,831
                                                             ===========

Total Liabilities And Stockholders' Equity                     5,021,613
                                                             -----------


Certified True and Correct By:


/S/ LAM KING KO, ALFRED
------------------------------
Director - Lam King Ko, Alfred

HONG KONG

DATED:  18th August, 2000

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (FOR MANAGEMENT PURPOSE ONLY) FOR THE 6 MONTHS ENDED 30 JUNE 2000
(EXPRESSED IN US DOLLARS)



                                                 1 Jan 2000 - 30 June 2000
                                                 -------------------------
                                                            US$

OPERATING REVENUE                                            6,470,077
                                                             ---------

OPERATING EXPENSES
  Cost of Forwarding                                        (4,899,165)
  Salaries and Bonus                                          (386,202)
  Rent and Related Expenses                                    (95,925)
  Depreciation                                                 (34,656)
  Other selling and Administrative Expenses (Note 1)          (321,657)
                                                            -----------
TOTAL OPERATING EXPENSES                                    (5,737,605)
                                                            ===========

INCOME FROM OPERATIONS                                         732,472
                                                            -----------

NON-OPERATING INCOME (EXPENSES)
  Bank Interest                                                 10,285
  Other Income                                                     141
  Interest Expenses (Note 2)                                    (1,302)
                                                            -----------
TOTAL NON-OPERATING INCOME                                       9,124
                                                            ===========

INCOME BEFORE INCOME TAXES                                     741,596

PROVISION FOR INCOME TAXES (NOTE 9)                           (118,655)
                                                            -----------

PROFIT ATTRIBUTABLE TO SHAREHOLDERS                            622,941
                                                            -----------

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS FOR MANAGEMENT PURPOSE
(Expressed in US dollars)

1.   OTHER SELLING AND ADMINISTRATIVE EXPENSES

                                               1 JAN 2000 - 30 JUNE 2000
                                               ------------------------
                                                           US$

     Accountancy and Secretarial Fee                              16,087
     Bank Charges                                                  2,548
     Building management Fee and Air-
          Conditioning Charge                                     19,171
     Director Emoluments                                          33,263
     Electricity and Water                                        10,176
     Entertainment                                                24,959
     Exchange Difference                                           8,151
     Insurance                                                     8,819
     Internet Charges                                              1,903
     Licence Fee                                                  17,463
     Local Travelling Expenses                                    14,613
     Bad debts                                                       989
     Motor Vehicles Expenses                                      13,010
     Overseas Travelling Expenses                                 19,538
     Packing Charges                                               4,182
     Postage and Courier                                           8,040
     Repairs and Maintenance                                      12,915
     Staff Messing                                                10,560
     Printing and Stationery                                      16,872
     Subscription Fee                                              6,274
     Sundry Expenses                                              15,669
     Telephone, pager and Fax                                     32,984
     Legal and professional fee                                    1,317
     Motor rental                                                  1,123
     China office expenses                                         9,455
     Fuel Expenses                                                11,576
                                                          --------------
                                                                 321,657
                                                          ==============

2.   INTEREST EXPENSES

                                             1 JAN 2000 - 30 JUNE 2000
                                             -------------------------
                                                      US$

     Hire purchase interest                                      1,302
                                                       ===============

3.   RESERVES

                                                       AT 30 JUNE 2000
                                                       ---------------
                                                             US$

     Accumulated Profit at 1/1/2000                            738,860
     Profit for the period from 1/1/2000
          to 30/6/2000                                         622,941
                                                       ---------------
     Accumulated Profit at 30/6/2000                         1,361,801
                                                       ===============

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES

(Expressed in US Dollars)

4    BASIS OF PRESENTATION

     As of 30th June, 2000, the consolidated financial statements of the Group include the financial statements of the company and the following subsidiaries:

                                                     PERCENTAGE OF
                                                    EQUITY INTEREST      ISSUED AND
                              DATE AND DATE         ATTRIBUTABLE TO      FULLY PAID         REGISTERED        PRINCIPAL
NAME                          OF INCORPORATION        THE GROUP          CAPITAL           SHARE CAPITAL      ACTIVITIES
-------                       -----------------  -------------------  --------------     -----------------   ------------
                                                                        US$                US$
Guangzhou Huahsheng
   International Forwarding      Hong Kong                              0.257             128,469 (equal       Freight
   Ltd                           2nd December, 1998       100%          (equal to HK$2)   to HK$1,000,000)     Forwarding


Sparkle Shipping, Godown,        Hong Kong                              642,343 (equal    642,343 (equal to    Freight
   Wharf & Transp. Co., Ltd      2nd June, 1999           100%          to HK$5,000,000)  HK$5,000,000)        Forwarding

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES

(expressed in US dollars)

5.   GOODWILL

     The Company acquired 100% equity interests in Sparkle Shipping, Godown, Wharf & Transp. Co., Limited and Guangzhou Huahsheng International Forwarding Limited for considerations of HK$100,000 each respectively on 3rd January, 2000.

     The amount of goodwill arised from such acquisitions are as follows:

                                                                 US$

     Sparkle Shipping, Godown, Wharf & Transp.
         Co., Limited (HK$267,634)                            34,383
     Guangzhou Huahsheng International
         Forwarding Limited                                    7,690
                                                       -------------
                                                              42,073
                                                       =============

6.   PROPERTY, PLANT AND EQUIPMENT


                                                                                     SPARKLE SHIPPING,
                                          AGI LOGISTICS    GUANGZHOU HUAHSHENG        GODOWN, WHARF &
                                           (HONG KONG)        INTERNATIONAL             TRANSP., CO.,
                                              LTD.          FORWARDING LTD.                 LTD.          TOTAL
                                         ----------------  ---------------------  -------------------- ----------
                                               US$                 US$                    US$               US$
Office equipment                                  43,764                   5,565                 5,183     54,512
Furniture and fixtures                           116,122                   1,589                   297    118,008
Motor vehicles                                    66,330                     --                 39,825    106,155
Leasehold improvements                                --                   1,565                   172      1,737
Less: Accumulated depreciation                  (78,757)                 (2,098)               (4,683)   (85,538)
                                         ----------------  ---------------------  -------------------- ----------
Net book value                                  147,459                   6,621                40,794    194,874
                                         ================  =====================  ==================== ==========

7.   BILLS RECEIVABLE

     Bills receivable represent unpresented cheques at the period end and subsequently been cleared in August, 2000.

AGI LOGISTICS (HONG KONG) LIMITED AND ITS SUBSIDIARIES

(Expressed in US Dollars)


8.   AMOUNT DUE FROM A DIRECTOR

     The balance due from a director is unsecured, interest-free and with no fixed date of repayment.

9.   TAXATION

     Hong Kong Profits Tax has been provided at a rate of 16% on the Group's estimated assessable profits for the period.

                                                               US$

     The charge comprises:

     Hong Kong Profit tax:
          Current period                                  118,655
                                                       -----------

     The Company did not carry on any business and did not maintain any branch office in the United States of America, therefore no provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings of the Group has been made.

                       AGI LOGISTICS (HONG KONG) LIMITED

                       CONSOLIDATED FINANCIAL STATEMENTS

                         (FOR MANAGEMENT PURPOSE ONLY)

             FOR THE PERIOD FROM 1ST JANUARY 2000 TO 30TH JUNE 2000



CONTENTS                                                    PAGES
-----------------------------------                         ------
CONSOLIDATED BALANCE SHEET                                  PF-3

CONSOLIDATED STATEMENT OF OPERATIONS                        PF-4

NOTES TO THE FINANCIAL STATEMENTS                           PF-6-7
(NOTE 1 TO NOTE 9)

                                PACIFIC CMA, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

The following financial pro forma consolidated statements represent the Pacific CMA, Inc. ("Pacific CMA") pro forma consolidated balance sheet as of June 30, 2000 and statements of operations for the year ended December 31, 1999 and the six-month period ended June 30, 2000.

The transactions described in Note 2 have been accounted for as a "reverse acquisition," since AGI Logistics (H.K.) Ltd., a Hong Kong corporation ("AGI"), through its parent company, Buller Services Corporation, a British Virgin Islands International Business Company ("Buller") and Buller's sale shareholder (who is the president of AGI), had control of the combined entity after the transactions were completed. Under reverse acquisition accounting, AGI is considered the accounting acquiror and Pacific CMA is considered the accounting acquiree. As Pacific CMA had no substantive assets or operations at the date of the transactions, the excess of the consideration to be paid by AGI for the reverse acquisition of $225,000 (representing estimated transaction expenses) over the value of the net assets acquired is recorded as goodwill, representing the value AGI attributes to its access to U.S. capital markets obtained as a result of the transactions.

The following pro forma consolidated balance sheet gives effect to the transactions as if they occurred on June 30, 2000. The accompanying pro forma consolidated statements of operations give effect to the transactions as if they occurred on January 1, 1999 for the December 31, 1999 results and January 1, 2000 for the June 30, 2000 results. The financial statements include adjustments directly attributable to the transactions and expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at either January 1, 1999 or 2000.

                                PACIFIC CMA, INC.
                      Pro Forma Consolidated Balance Sheet
                               As of June 30, 2000
                                   (Unaudited)

                                                                                              Pro forma           Pro forma
                                            AGI           Pacific CMA         Subtotal       Adjustments        Consolidated
                                        -----------       ------------     ------------     -------------       --------------
ASSETS
Current assets:
  Cash and cash equivalents             $ 1,772,042         $ 1,025        $ 1,773,067             $ -          $ 1,773,067
  Trade receivables                       2,552,546               -          2,552,546               -            2,552,546
  Other                                     460,078               -            460,078               -              460,078
                                        -----------       ------------     ------------     -------------       --------------
    Total current assets                  4,784,666           1,025          4,785,691               -            4,785,691

Property, plant and equipment               194,874               -            194,874               -              194,874

Goodwill                                     42,073               -             42,073         223,975  (A)         266,048
                                        -----------       ------------     ------------     -------------       --------------

TOTAL ASSETS                            $ 5,021,613         $ 1,025        $ 5,022,638       $ 223,975          $ 5,246,613
                                        ===========       ============     ============     =============       ==============
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Trade payables                        $ 1,415,819         $     -        $ 1,415,819             $ -          $ 1,415,819
  Accrued liabilities and other              69,303               -             69,303         225,000  (B)         294,303
  Income taxes payable                      247,660               -            247,660               -              247,660
                                        -----------       ------------     ------------     -------------       --------------
    Total current liabilities             1,732,782               -          1,732,782         225,000            1,957,782
                                        -----------       ------------     ------------     -------------       --------------
Stockholders' equity:
  Common stock                            1,927,030           2,400          1,929,430          (2,400) (C)       1,927,030
  Additional paid-in capital                      -          10,668             10,668         (10,668) (C)               -
  Retained earnings (accumulated deficit) 1,361,801         (12,043)         1,349,758          12,043  (C)       1,361,801
                                        -----------       ------------     ------------     -------------       --------------
    Total stockholders' equity            3,288,831           1,025          3,289,856          (1,025)           3,288,831
                                        -----------       ------------     ------------     -------------       --------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                    $ 5,021,613         $ 1,025        $ 5,022,638       $ 223,975          $ 5,246,613
                                        ===========       ============     ============     =============       ==============

                   The accompanying notes are an integral part
                    of these pro forma financial statements.

                                Pacific CMA, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1999
                                   (Unaudited)

                                                                                             Pro forma             Pro forma
                                         AGI             Pacific CMA       Subtotal         Adjustments          Consolidated
                                       -----------       ------------     ------------     -------------        --------------
Net revenues                           $ 9,133,839        $        -      $ 9,133,839         $       -          $  9,133,839

Cost of revenues                         7,681,646                 -        7,681,646                 -             7,681,646
                                       -----------       ------------     ------------     -------------       --------------

  Gross profit                           1,452,193                 -        1,452,193                 -             1,452,193

Operating  and other expenses            1,062,949             4,425        1,067,374            44,795  (D)        1,112,169
                                       -----------       ------------     ------------     -------------       --------------
NET INCOME (LOSS)                      $   389,244        $   (4,425)       $ 384,819         $ (44,795)         $    340,024
                                       ===========       ============     ============     =============       ==============
Basic and diluted earnings
(loss) per share                                          $    (0.00)                                            $       0.02
                                                         ============                                          ==============
 Basic and diluted weighted
average common shares outstanding                          12,000,000                         8,000,000 (E)         20,000,000
                                                         ============                         =============    ===============

                   The accompanying notes are an integral part
                    of these pro forma financial statements.

                                Pacific CMA, Inc.
                 Pro Forma Consolidated Statement of Operations
                  For the Six-Month Period Ended June 30, 2000
                                   (Unaudited)

                                                                                      Pro forma               Pro forma
                                    AGI           Pacific CMA        Subtotal        Adjustments             Consolidated
                                -----------       ------------     ------------     -------------           --------------
Net revenues                    $ 6,470,077       $        -        $ 6,470,077      $          -            $   6,470,077
Cost of revenues                  4,899,165                -          4,899,165                 -                4,899,165
                                -----------       ------------     ------------     -------------           --------------
  Gross profit                    1,570,912                -          1,570,912                 -                1,570,912
Operating  and other expenses       947,989            5,056            953,045            22,398  (D)             975,443
                                -----------       ------------     ------------     -------------           --------------
NET INCOME (LOSS)               $   622,923       $   (5,056)       $   617,867      $    (22,398)           $     595,469
                                ===========       ============     ============     =============           ==============
Basic and diluted earnings
(loss) per share                                  $    (0.00)                                                $        0.03
                                                  ============                                              ===============
Basic and diluted weighted
average common shares outstanding                 12,000,000                            8,000,000 (E)           20,000,000
                                                  ============                      =============           ===============

                   The accompanying notes are an integral part
                    of these pro forma financial statements.

                                PACIFIC CMA, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:

Effective August 28, 2000, Pacific CMA, an inactive public company, and AGI, involved primarily in freight forwarding (through AGI's parent company, Buller), entered into transactions that resulted in a combination of the two entities, as described in Note 2. As Buller is a newly formed corporation with no operations, which is wholly owned by the president of AGI and whose only asset is its investment in AGI, it has been ignored as a separate entity in the accompanying pro forma presentation.

The unaudited pro forma information is not necessarily indicative of the future consolidated results of operations of Pacific CMA or the consolidated results of operations that would have resulted had the acquisition taken place on January 1, 1999 or 2000. The unaudited pro forma consolidated balance sheet as of June 30, 2000 reflects the effects of the transactions as if they occurred on June 30, 2000. The accompanying pro forma consolidated statements of operations give effect to the transactions as if they occurred on January 1, 1999 for the December 31, 1999 results and January 1, 2000 for the June 30, 2000 results.

The unaudited pro forma consolidated financial statements should be read in conjunction with AGI's audited financial statements as of December 31, 1999 and unaudited interim financial statements as of June 30, 2000 and accompanying notes appearing elsewhere herein and the audited financial statements of Pacific CMA as of December 31, 1999 and unaudited interim financial statements as of June 30, 2000 and related notes as previously filed with the Securities and Exchange Commission.

NOTE 2 - DESCRIPTION OF TRANSACTIONS:

Pursuant to the Stock Purchase Agreement dated July 25, 2000 (and effective on August 28, 2000), the sole shareholder of Buller completed the purchase of 9,000,000 shares of the issued and outstanding common stock of Pacific CMA from certain selling shareholders of Pacific CMA, for a promissory note of $45,000, to be paid when the Company gets a dealer approved to publish the Company's bid and ask quotations on the U.S. OTC bulletin board. If the Company does not get dealer approval by September 30, 2000, the purchasers may cancel this transaction. This purchase represented 75% of the issued and outstanding common stock of Pacific CMA and was contingent upon the simultaneous completion of a share exchange between Buller and Pacific CMA (see below).

                                PACIFIC CMA, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

NOTE 2 - DESCRIPTION OF TRANSACTIONS, continued:

Pursuant to the Stock Exchange Agreement dated July 25, 2000 (and effective on August 28, 2000), Buller agreed to exchange 100% of the issued and outstanding shares of AGI for 8,000,000 newly issued shares of Pacific CMA. As a result of this transaction, AGI became a wholly owned subsidiary of Pacific CMA.

AGI incurred estimated costs of approximately $225,000 related to these transactions.

These transactions were recorded as a "reverse acquisition" where AGI (through its parent company, Buller and Buller's sole stockholder, who is president of
AGI) was considered the accounting acquiror as it retained control of Pacific CMA, Inc. After these transactions, the total issued and outstanding shares of Pacific CMA were 20,000,000, 85% of which were beneficially owned by the sole shareholder of Buller.

As Pacific CMA had no substantive assets or operations at the date of the transactions, the excess of the total estimated consideration paid by AGI for the reverse acquisition over the value of the net assets acquired is recorded as goodwill, representing the value AGI attributes to its access to U.S. capital markets obtained as a result of the transactions. The goodwill will be amortized over five years, the estimated period of benefit.

NOTE 3 - DESCRIPTION OF ADJUSTMENTS:

The following adjustments were applied to the historical financial statements of Pacific CMA and AGI to arrive at the pro forma consolidated balance sheet and statements of operations:

     (A) To record the goodwill resulting from the reverse acquisition of Pacific CMA by AGI, through AGI's parent, Buller and Buller's sole stockholder, who is president of AGI.

     (B) To record the cash payments made and acquisition costs incurred by AGI related to the transactions.

     (C) To eliminate the equity accounts of Pacific CMA, the accounting acquiree.

     (D) To record the annual and six-month amortization of goodwill over a useful life of five years. The effect of either U.S. or Hong Kong income taxes as a result of this amortization has been ignored as its effect would be insignificant to the combined pro forma results as a whole.

     (E) To record new shares issued to Buller in the share exchange transaction.


                                  EXHIBIT INDEX

                                                                                          PAGE
                                                                                         ------
2.1     Stock Purchase Agreement, dated as of July 25, 2000, among Lam King Ko,
        Alfred; Chan Chiu Yin, Cheng Kit Mei, and Chu Kit Ching, and Dean F.
        Sessions, Grant W. Peck, Gary S. Joiner, Mark DiSalvo, John Stearns,
        Richard Stearns, Scott Olson, Jay Lutsky, and Frank Jackson.

2.2 Promissory Note of Lam King Ko, Alfred, dated as of July 25, 2000, in favor of the Selling Stockholders' designated agent, in the principal sum of $45,000.00.

2.3     Stock Exchange Agreement, dated as of July 25, 2000, between
        Pacific CMA, Inc. and Buller Services Corporation.

2.4     Consulting Agreement, dated as of June 1, 2000, between AGI Logistics
        (Hong Kong) Limited and PCMA, Inc.

2.5     Promissory Note of AGI Logistics (Hong Kong) Limited, dated as of
        June 1, 2000, in favor of PCMA, Inc., in the principal sum of $175,000.00.


                                       34